UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013

Ameren Corporation

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On June 4, 2013, the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) elected Richard J. Harshman to fill a vacancy on the Board for a term expiring at Ameren’s Annual Meeting of Shareholders in 2014. No arrangement or understanding exists between Mr. Harshman and Ameren, or, to Ameren’s knowledge, any other person or persons pursuant to which Mr. Harshman was selected as a director. On June 4, 2013, the Board also appointed Mr. Harshman to Ameren’s Nominating and Corporate Governance Committee and Nuclear Oversight and Environmental Committee. Mr. Harshman will receive director’s compensation for service on the Board and the committees he is named to as discussed under “Director Compensation” in Ameren’s 2013 definitive proxy statement filed with the Securities and Exchange Commission on March 7, 2013. Mr. Harshman is currently the Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated (“ATI”) (NYSE: ATI), one of the largest and most diversified specialty metals producers in the world. Mr. Harshman served as President and Chief Operating Officer of ATI from 2010 to 2011 and as Executive Vice President, Finance and Chief Financial Officer of ATI from 2003 to 2010.

ATI, of which Mr. Harshman is an executive officer, had no business relationships with Ameren or its subsidiaries in 2012 or to the date hereof in 2013 which are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 4, 2013, Ameren issued a press release announcing Mr. Harshman’s election to the Board. A copy of that press release is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Press Release dated June 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

Date: June 4, 2013

Exhibit Index

Exhibit Number	Title

99.1	Press Release dated June 4, 2013.